EXHIBIT 27               RENT USA FIVE YEAR PROJECTIONS


                                 Rent USA, Inc.
                                Income Statement

                                        YEAR 1                                                     YEAR 2
                   --------------------------------------------------        -------------------------------------------------
                      Rent USA               Equip Mining   Equip USA        Rent USA                  Equip Mining    Equip USA
                                   Equip USA    Systems       Mines                         Equip USA     Systems       Mines
NET SALES          $16,405,976   $4,100,000   $7,023,500   $5,282,476        $17,837,455   $4,407,500   $7,444,910   $5,985,045

COGS               $10,663,703   $2,610,235   $5,351,718   $2,701,750        $11,483,001   $2,806,003   $5,565,786   $3,111,212
Gross Profit        $5,742,273   $1,489,765   $1,671,782   $2,580,726         $6,354,454   $1,601,497   $1,879,124   $2,873,833
Gross Margin %           35.0%         36.3%        23.8%        48.9%              35.6%        36.3%        25.2%        48.0%

SG&A                $2,563,185     $775,575     $844,241     $943,370         $2,892,397     $831,064     $878,010   $1,183,322
NBIT                $3,179,088     $714,190     $827,542   $1,637,356         $3,462,057     $770,433   $1,001,113   $1,690,511
NBIT %                   19.4%         17.4%        11.8%        31.0%              19.4%        17.5%        13.4%        28.2%

Interest Expense      $107,374     $107,374           $0           $0           $115,427     $115,427           $0           $0

Income Taxes        $1,075,100     $212,386     $289,640     $573,075         $1,171,321     $229,252     $350,390     $591,679
Net Income          $1,996,614     $394,431     $537,902   $1,064,281         $2,175,310     $425,754     $650,724   $1,098,832
Net Income %             12.2%          9.6%         7.7%        20.1%              12.2%         9.7%         8.7%        18.4%


                                        YEAR 3                                                     YEAR 4
                   --------------------------------------------------        -------------------------------------------------
                      Rent USA               Equip Mining   Equip USA         Rent USA                  Equip Mining    Equip USA
                                   Equip USA    Systems       Mines                          Equip USA     Systems       Mines
NET SALES          $19,213,217   $4,738,063   $7,891,605   $6,583,550         $20,700,423   $5,093,417   $8,365,101   $7,241,905

COGS               $12,159,925   $3,016,453   $5,788,418   $3,355,055         $12,668,549   $3,242,687   $6,135,723   $3,290,139
Gross Profit        $7,053,292   $1,721,609   $2,103,187   $3,228,495          $8,031,874   $1,850,730   $2,229,378   $3,951,766
Gross Margin %            36.7%        36.3%        26.7%        49.0%               38.8%        36.3%        26.7%        54.6%

SG&A                $3,135,186     $890,715     $913,131   $1,331,340          $3,323,091     $957,519     $949,656   $1,415,916
NBIT                $3,918,106     $830,894   $1,190,056   $1,897,156          $4,708,783     $893,211   $1,279,722   $2,535,850
NBIT %                    20.4%        17.5%        15.1%        28.8%               22.7%        17.5%        15.3%        35.0%

Interest Expense      $124,084     $124,084           $0           $0            $133,390     $133,390           $0           $0

Income Taxes        $1,327,908     $247,384     $416,520     $664,004          $1,601,388     $265,937     $447,903     $887,547
Net Income          $2,466,114     $459,427     $773,536   $1,233,151          $2,974,005     $493,884     $831,819   $1,648,302
Net Income %              12.8%         9.7%         9.8%        18.7%               14.4%         9.7%         9.9%        22.8%



                                        YEAR 5                                              FIVE YEAR TOTAL
                 --------------------------------------------------        -------------------------------------------------
                    Rent USA                 Equip Mining   Equip USA         Rent USA                  Equip Mining    Equip USA
                                 Equip USA      Systems       Mines                       Equip USA       Systems         Mines
NET SALES          $22,308,526   $5,475,423   $8,867,007   $7,966,095        $96,465,597   $23,814,403  $39,592,122   $33,059,071

COGS               $13,048,140   $3,485,889   $6,503,866   $3,058,385        $58,902,848   $14,040,796  $29,345,510   $15,516,541
Gross Profit        $9,260,386   $1,989,535   $2,363,141   $4,907,710        $37,562,749   $ 9,773,607  $10,246,612   $17,542,530
Gross Margin %            41.5%        36.3%        26.7%        61.6%              38.9%        41.0%        25.9%         53.1%

SG&A                $3,521,861   $1,029,333     $987,642   $1,504,886        $15,435,720   $ 4,484,206  $4,572,680    $6,378,834
NBIT                $5,738,525     $960,202   $1,375,499   $3,402,824        $22,127,029   $ 5,289,401  $5,673,932   $11,163,696
NBIT %                    25.7%        17.5%        15.5%        42.7%              22.9%        22.2%       14.3%         33.8%

Interest Expense      $143,394     $143,394           $0           $0           $623,669      $623,669          $0            $0

Income Taxes        $1,958,296     $285,883     $481,424   $1,190,988         $5,930,188   $ 1,117,542  $1,569,357    $3,243,289
Net Income          $3,636,835     $530,925     $894,074   $2,211,836        $15,573,172   $ 3,548,190  $4,104,575    $7,920,407
Net Income %              16.3%         9.7%        10.1%        27.8%              16.1%        14.9%       10.4%         24.0%

                                      These forecasts should be read in conjunction with the
                                            Attached Summary of Significant Assumptions

                                CASH COLLECTIONS

                      Rent USA                  EQUIP MINING
                                    EQUIP USA      SYSTEMS     Equip USA MINES

  Yr 1             $14,995,080      $3,710,500     $6,440,550     $4,844,030
  Yr 2             $17,718,643      $4,381,978     $7,409,933     $5,926,732
  Yr 3             $19,099,029      $4,710,626     $7,854,529     $6,533,874
  Yr 4             $20,576,985      $5,063,923     $8,325,801     $7,187,261
  Yr 5             $22,175,053      $5,443,717     $8,825,349     $7,905,987
 Total             $94,564,789      $23,310,743    $38,856,161   $32,397,885

Assume 11/12 of current year + 1/12 of prior year (net 30 days)


                                    PURCHASES

                      Rent USA                   EQUIP MINING
                                     EQUIP USA      SYSTEMS    Equip USA MINES

  Yr 1    COGS     $10,663,703      $2,610,235     $5,351,718     $2,701,750
          SG&A      $2,563,185        $775,575       $844,241       $943,370
         Yr Total  $13,226,888      $3,385,810     $6,195,958     $3,645,120

  Yr 2    COGS     $11,483,001      $2,806,003     $5,565,786     $3,111,212
          SG&A      $2,892,397        $831,064       $878,010     $1,183,322
         Yr Total  $14,375,398      $3,637,067     $6,443,797     $4,294,534

  Yr 3    COGS     $12,159,925      $3,016,453     $5,788,418     $3,355,055
          SG&A      $3,135,186        $890,715       $913,131     $1,331,340
         Yr Total  $15,295,111      $3,907,168     $6,701,548     $4,686,394

  Yr 4    COGS     $12,668,549      $3,242,687     $6,135,723     $3,290,139
          SG&A      $3,323,091        $957,519       $949,656     $1,415,916
         Yr Total  $15,991,640      $4,200,206     $7,085,379     $4,706,055

  Yr 5    COGS     $13,048,140      $3,485,889     $6,503,866     $3,058,385
          SG&A      $3,521,861      $1,029,333       $987,642     $1,504,886
         Yr Total  $16,570,001      $4,515,221     $7,491,508     $4,563,271

 Total             $75,459,038      $19,645,472   $33,918,191    $21,895,375



                               CASH DISBURSEMENTS

                      Rent USA                   EQUIP MINING
                                     EQUIP USA      SYSTEMS    Equip USA MINES

  Yr 1    COGS      $9,747,646      $2,362,616     $4,907,525     $2,477,505
          SG&A      $2,563,185        $775,575       $844,241       $943,370
         Yr Total  $12,310,832      $3,138,191     $5,751,766     $3,420,875

  Yr 2    COGS     $11,414,934      $2,789,689     $5,548,019     $3,077,227
          SG&A      $2,892,397        $831,064       $878,010     $1,183,322
         Yr Total  $14,307,331      $3,620,753     $6,426,029     $4,260,549

  Yr 3    COGS     $12,103,670      $2,998,916     $5,769,939     $3,334,816
          SG&A      $3,135,186        $890,715       $913,131     $1,331,340
         Yr Total  $15,238,856      $3,889,631     $6,683,070     $4,666,155

  Yr 4    COGS     $12,626,333      $3,223,910     $6,106,896     $3,295,527
          SG&A      $3,323,091        $957,519       $949,656     $1,415,916
         Yr Total  $15,949,424      $4,181,429     $7,056,552     $4,711,443

  Yr 5    COGS     $13,016,634      $3,465,703     $6,473,310     $3,077,621
          SG&A      $3,521,861      $1,029,333       $987,642     $1,504,886
         Yr Total  $16,538,495      $4,495,036     $7,460,952     $4,582,507

 Total             $74,344,938     $19,325,039    $33,378,370    $21,641,529

             These forecasts should be read in conjunction with the
                   Attached Summary of Significant Assumptions


                                 Rent USA, Inc.
                                  Balance Sheet
                                              YEAR 1                                                YEAR 2
                      ------------------------------------------------------    ----------------------------------------------------
                                                  Equip Mining                                             Equip Mining   Equip USA
                         Rent USA     Equip USA      Systems    Equip USA Mines      Rent USA    Equip USA    Systems       Mines
CURRENT ASSETS:
Cash                     $3,573,806   $2,324,581     $399,144      $850,081      $5,503,760   $2,546,516   $1,032,659     $1,924,585
Accounts Receivable      $1,410,896     $389,500     $582,951      $438,446      $1,529,709     $415,023     $617,928       $496,759
Inventories              $6,225,324   $6,225,324           $0            $0      $6,692,224   $6,692,224           $0             $0
Prepaid Expenses                 $0
TOTAL CURRENT ASSETS    $11,210,026   $8,939,405     $982,095    $1,288,526     $13,725,693   $9,653,763   $1,650,586     $2,421,344

FIXED ASSETS:
Plant and Equipment        $250,000     $250,000           $0            $0        $250,000     $250,000           $0             $0
Less accumulative
   depreciation             $35,714      $35,714           $0            $0         $71,429      $71,429           $0             $0
NET PLANT AND EQUIPMENT    $214,286     $214,286           $0            $0        $178,571     $178,571           $0             $0

TOTAL ASSETS            $11,424,312   $9,153,691     $982,095    $1,288,526     $13,904,264   $9,832,334   $1,650,586     $2,421,344

CURRENT LIABILITIES:
Accounts Payable         $6,206,698   $5,538,260     $444,193      $224,245      $6,511,340   $5,791,149     $461,960       $258,231
Accrued liabilities              $0                                                      $0
TOTAL CURRENT
   LIABILITIES           $6,206,698   $5,538,260     $444,193      $224,245      $6,511,340   $5,791,149     $461,960       $258,231

LONG-TERM LIABILITIES:
Long-term notes payable    $921,000     $921,000           $0            $0        $921,000     $921,000           $0             $0

TOTAL LIABILITIES        $7,127,698   $6,459,260     $444,193      $224,245      $7,432,340   $6,712,149     $461,960       $258,231

EQUITY
Shareholder's Equity     $2,300,000   $2,300,000           $0            $0      $2,300,000   $2,300,000           $0             $0
Investment in Divisions          $0           $0           $0            $0              $0           $0           $0             $0
Retained Earnings        $1,996,614     $394,431     $537,902    $1,064,281      $4,171,924     $820,185   $1,188,626     $2,163,113
TOTAL EQUITY             $4,296,614   $2,694,431     $537,902    $1,064,281      $6,471,924   $3,120,185   $1,188,626     $2,163,113

TOTAL LIABILITIES &
    EQUITY              $11,424,312   $9,153,691     $982,095    $1,288,526     $13,904,264   $9,832,334   $1,650,586     $2,421,344



                                              YEAR 3                                                YEAR 4
                      ------------------------------------------------------    ----------------------------------------------------
                                                  Equip Mining                                          Equip Mining       Equip USA
                         Rent USA     Equip USA      Systems    Equip USA Mines      Rent USA    Equip USA     Systems       Mines

CURRENT ASSETS:
Cash                     $7,911,941   $2,996,043   $1,787,598    $3,128,299     $10,804,724   $3,479,210   $2,608,943     $4,716,570
Accounts Receivable      $1,643,897     $442,459     $655,003      $546,435      $1,767,335     $471,954     $694,303       $601,078
Inventories              $7,194,141   $7,194,141           $0            $0      $7,733,702   $7,733,702           $0             $0
Prepaid Expenses                 $0           $0                                         $0
TOTAL CURRENT ASSETS    $16,749,979  $10,632,644   $2,442,601    $3,674,734     $20,305,760  $11,684,865   $3,303,247     $5,317,648

FIXED ASSETS:
Plant and Equipment        $250,000     $250,000           $0            $0        $250,000     $250,000           $0             $0
Less accumulative
   depreciation            $107,143     $107,143           $0            $0        $142,857     $142,857           $0             $0
NET PLANT AND EQUIPMENT    $142,857     $142,857           $0            $0        $107,143     $107,143           $0             $0

TOTAL ASSETS            $16,892,836  $10,775,501   $2,442,601    $3,674,734     $20,412,903  $11,792,008   $3,303,247     $5,317,648

CURRENT LIABILITIES:
Accounts Payable         $7,033,798   $6,274,889     $480,439      $278,470      $7,579,860   $6,797,514     $509,265       $273,082
Accrued liabilities              $0                                                      $0
TOTAL CURRENT
   LIABILITIES           $7,033,798   $6,274,889     $480,439      $278,470      $7,579,860   $6,797,514     $509,265       $273,082

LONG-TERM LIABILITIES:
Long-term notes payable    $921,000     $921,000           $0            $0        $921,000     $921,000           $0             $0

TOTAL LIABILITIES        $7,954,798   $7,195,889     $480,439      $278,470      $8,500,860   $7,718,514     $509,265       $273,082

EQUITY
Shareholder's Equity     $2,300,000   $2,300,000           $0            $0      $2,300,000   $2,300,000           $0             $0
Investment in Divisions          $0           $0           $0            $0              $0           $0           $0             $0
Retained Earnings        $6,638,038   $1,279,611   $1,962,162    $3,396,265      $9,612,044   $1,773,495   $2,793,982     $5,044,567
TOTAL EQUITY             $8,938,038   $3,579,611   $1,962,162    $3,396,265     $11,912,044   $4,073,495   $2,793,982     $5,044,567

TOTAL LIABILITIES &
    EQUITY              $16,892,836  $10,775,501   $2,442,601    $3,674,734     $20,412,904  $11,792,009   $3,303,247     $5,317,648

                                      These forecasts should be read in conjunction with the
                                            Attached Summary of Significant Assumptions

                                              YEAR 5
                      ------------------------------------------------------
                                                  Equip Mining
                         Rent USA     Equip USA      Systems    Equip USA Mines
Current Assets:
Cash                    $14,339,592   $3,998,614   $3,491,915    $6,849,063
Accounts Receivable      $1,900,808     $503,660     $735,962      $661,186
Inventories              $8,313,729   $8,313,729           $0            $0
Prepaid Expenses                 $0
TOTAL CURRENT ASSETS    $24,554,129  $12,816,004   $4,227,877    $7,510,249

FIXED ASSETS:
Plant and Equipment        $250,000     $250,000           $0            $0
Less accumulative
    depreciation           $178,571     $178,571           $0            $0
NET PLANT AND EQUIPMENT     $71,429      $71,429           $0            $0

TOTAL ASSETS            $24,625,558  $12,887,433   $4,227,877    $7,510,249

CURRENT LIABILITIES:
Accounts Payable         $8,155,679   $7,362,013     $539,821      $253,846
Accrued liabilities              $0
TOTAL CURRENT
    LIABILITIES          $8,155,679   $7,362,013     $539,821      $253,846

LONG-TERM LIABILITIES:
Long-term notes payable    $921,000     $921,000           $0            $0

TOTAL LIABILITIES        $9,076,679   $8,283,013     $539,821      $253,846

EQUITY
Shareholder's Equity     $2,300,000   $2,300,000           $0            $0
Investment in Divisions          $0           $0           $0            $0
Retained Earnings       $13,248,878   $2,304,420   $3,688,056    $7,256,403
TOTAL EQUITY            $15,548,878   $4,604,420   $3,688,056    $7,256,403

TOTAL LIABILITIES &
    EQUITY              $24,625,558  $12,887,432   $4,227,877    $7,510,249

             These forecasts should be read in conjunction with the
                   Attached Summary of Significant Assumptions


                                 Rent USA, Inc.
                             Consolidated Cash Flow

                                              YEAR 1                                                YEAR 2
                      ------------------------------------------------------    ----------------------------------------------------
                                                  Equip Mining                                          Equip Mining      Equip USA
                         Rent USA     Equip USA      Systems    Equip USA Mines      Rent USA    Equip USA     Systems       Mines
CASH BALANCE,
    BEGINNING              $185,000     $185,000           $0            $0      $3,573,806   $2,324,581     $399,144       $850,081

ADD RECEIPTS:
Collections from
   customers            $14,995,080   $3,710,500   $6,440,550    $4,844,030     $17,718,643  $4,381,978    $7,409,933     $5,926,732
TOTAL CASH AVAILABLE    $15,180,080   $3,895,500   $6,440,550    $4,844,030     $21,292,448  $6,706,558    $7,809,077     $6,776,813

LESS DISBURSEMENTS:
COGS                     $9,747,646   $2,362,616   $4,907,525    $2,477,505     $11,414,934  $2,789,689    $5,548,019     $3,077,227
SG&A                     $2,563,185     $775,575     $844,241      $943,370      $2,892,397    $831,064      $878,010     $1,183,322
Income Tax               $1,075,100     $212,386     $289,640      $573,075      $1,171,321    $229,252      $350,390       $591,679
Equipment Purchases              $0           $0           $0            $0              $0          $0            $0             $0
TOTAL DISBURSEMENTS     $13,385,931   $3,350,577   $6,041,405    $3,993,950     $15,478,652  $3,850,005    $6,776,419     $4,852,228
EXCESS (DEFICIENCY)
   OF CASH               $1,794,149     $544,923     $399,144      $850,081      $5,813,797  $2,856,553    $1,032,659     $1,924,585

FINANCING:
Investment               $2,300,000   $2,300,000           $0            $0              $0          $0            $0             $0
Loans (repayment)         ($412,969)   ($412,969)          $0            $0       ($194,610)  ($194,610)           $0             $0
(Interest)                ($107,374)   ($107,374)          $0            $0       ($115,427)  ($115,427)           $0             $0
TOTAL FINANCING          $1,779,657   $1,779,657           $0            $0       ($310,037)  ($310,037)           $0             $0

CASH BALANCE, ENDING     $3,573,806   $2,324,581     $399,144      $850,081      $5,503,760  $2,546,516    $1,032,659     $1,924,585



                                              YEAR 3                                                YEAR 4
                      ------------------------------------------------------    ----------------------------------------------------
                                                  Equip Mining                                          Equip Mining      Equip USA
                         Rent USA     Equip USA      Systems    Equip USA Mines      Rent USA    Equip USA     Systems      Mines

CASH BALANCE,
    BEGINNING            $5,503,760   $2,546,516   $1,032,659    $1,924,585      $7,911,941   $2,996,043   $1,787,598     $3,128,299

ADD RECEIPTS:
Collections from
   customers            $19,099,029   $4,710,626   $7,854,529    $6,533,874     $20,576,985   $5,063,923   $8,325,801     $7,187,261
TOTAL CASH AVAILABLE    $24,602,788   $7,257,142   $8,887,187    $8,458,459     $28,488,925   $8,059,966  $10,113,398    $10,315,561

LESS DISBURSEMENTS:
COGS                    $12,103,670   $2,998,916   $5,769,939    $3,334,816     $12,626,333   $3,223,910   $6,106,896     $3,295,527
SG&A                     $3,135,186     $890,715     $913,131    $1,331,340      $3,323,091     $957,519     $949,656     $1,415,916
Income Tax               $1,327,908     $247,384     $416,520      $664,004      $1,601,388     $265,937     $447,903       $887,547
Equipment Purchases              $0           $0           $0            $0              $0           $0           $0             $0
TOTAL DISBURSEMENTS     $16,566,764   $4,137,014   $7,099,590    $5,330,160     $17,550,812   $4,447,366   $7,504,455     $5,598,990
EXCESS (DEFICIENCY)
   OF CASH               $8,036,025   $3,120,127   $1,787,598    $3,128,299     $10,938,114   $3,612,600   $2,608,943     $4,716,570

FINANCING:
Investment                       $0           $0           $0            $0              $0           $0           $0             $0
Loans (repayment)                $0           $0           $0            $0              $0           $0           $0             $0
(Interest)                ($124,084)   ($124,084)          $0            $0       ($133,390)   ($133,390)          $0             $0
TOTAL FINANCING           ($124,084)   ($124,084)          $0            $0       ($133,390)   ($133,390)          $0             $0

CASH BALANCE, ENDING     $7,911,941   $2,996,043   $1,787,598    $3,128,299     $10,804,724   $3,479,210   $2,608,943     $4,716,570

                                      These forecasts should be read in conjunction with the
                                            Attached Summary of Significant Assumptions

                                                                 12

                                              YEAR 5
                      ------------------------------------------------------
                                                  Equip Mining
                         Rent USA     Equip USA      Systems    Equip USA Mines

CASH BALANCE,
    BEGINNING           $10,804,724   $3,479,210   $2,608,943    $4,716,570

ADD RECEIPTS:
Collections from
   customers            $22,175,053   $5,443,717   $8,825,349    $7,905,987
TOTAL CASH AVAILABLE    $32,979,777   $8,922,927  $11,434,292   $12,622,558

LESS DISBURSEMENTS:
COGS                    $13,016,634   $3,465,703   $6,473,310    $3,077,621
SG&A                     $3,521,861   $1,029,333     $987,642    $1,504,886
Income Tax               $1,958,296     $285,883     $481,424    $1,190,988
Equipment Purchases              $0           $0           $0            $0
TOTAL DISBURSEMENTS     $18,496,791   $4,780,918   $7,942,377    $5,773,495
EXCESS (DEFICIENCY)     $14,482,986   $4,142,009   $3,491,915    $6,849,063
   OF CASH

FINANCING:
Investment                       $0           $0           $0            $0
Loans (repayment)                $0           $0           $0            $0
(Interest)                ($143,394)   ($143,394)          $0            $0
TOTAL FINANCING           ($143,394)   ($143,394)          $0            $0

CASH BALANCE, ENDING    $14,339,592   $3,998,614   $3,491,915    $6,849,063

             These forecasts should be read in conjunction with the
                   Attached Summary of Significant Assumptions

                                 Rent USA, Inc.
                                And Subsidiaries
                       Summary of Significant Assumptions
                                       And
                    Notes to Prospective Financial Statements


The financial forecasts which appear herein above present to the best of management's knowledge and belief the Company's financial position, results of operations and cash flows for the forecast periods. Accordingly, the forecast reflects its judgment as of the date of this filing of the expected conditions and its expected course of action. The assumptions disclosed herein are those that management believes are significant to the forecast. There usually will be differences between forecasted and actual results because events and circumstances frequently do not occur as expected and those differences may be material.

The projected amounts of sales and net income are based upon the hypothetical assumption that the Company operated Equip USA, Equip Mining Systems and Equip USA Mines for an entire year. Such projections reflect to the best of management's knowledge and belief the operating results that would be obtained, given that hypothetical assumption.

None of the forecasts which are contained herein were examined by the Company's auditor, John Spurgeon, CPA and as a result, he can assume no responsibility for them. They are purely management's belief as to what will occur in the event the Company is able to complete all of the acquisitions which it presently intends to undertake.

1. Summary of Significant Assumptions

a. Intended Acquisitions - The financial forecasts assume the Company will acquire Equip USA Mines and will be able to complete its launch of Equip Mining Systems. The funds required to operate Equip USA Mines and Equip Mining Systems are expected to be derived from the proceeds of a rights offering to shareholders of Senior Care Industries, Inc. which will be registered by the filing of a Form SB-2. The Company expects to raise a maximum of approximately $2,300,000.00 from that rights offering.

The rights offering is expected to be completed during the first six months of 2001 and the capital obtained from that offering will immediately be infused into the Company and used to complete operate Equip USA Mines and Equip Mining Systems.

b. Sales - The Company assumes that sales will increase approximately 8% per annum over the five year period of the projections. Based upon management's study of the market for its equipment and on the study of the needs for crushed rock in the Western area serviced by Equip USA Mines presently, it believes that a forecast of an 8% increase in business per annum is justified. The sales forecast depends upon the Company being able to complete its anticipated acquisition of Equip USA Mines and the launch of Equip Mining Systems by mid 2001.

c. Cost of Sales - The principal components of the cost to produce the Company's forecasted revenue is the purchase of equipment for resale, labor, transportation, equipment maintenance and mine overhead at Equip USA Mines.

d. Selling, General and Administrative Overhead - The principal cost of selling relate to sales person salaries and commissions, transportation costs, and advertising. Generally, each of these costs varies according to the amount of product sold and accordingly, have been estimated based upon estimated sales volume. General and administrative overhead are fixed costs which have been estimated based upon Management's experience plus known increases and adjustments for anticipated inflation based upon recent inflationary trends.

e. Interest - The Company presently has various equity lines of credit and intends to develop additional lines of credit which will carry interest at a rate ranging from 9.5% to 12% interest over the period of the forecasts. Due to the Company's business of selling new and used equipment, there will always be a borrowing component for flooring of equipment held for resale.

f. Income Taxes - The income tax provisions are based upon the current statutory rates in effect for corporations. Because the Company may expand its operations into other states than where it operates presently, such as Nevada, where there is no state income tax to states where there may be a state income tax, the total tax provision in relation to income before taxes may change during the forecast period of five years.

2. Summary of Significant Accounting Principles

The following are the significant accounting policies the Company uses in the preparation of its financial statements:

Former Development Stage Company

Effective this year, the Company began its planned operations and generates significant revenues and is no longer in the development stage as defined under Financial Accounting Standards Board Statement No. 7.

Use of estimates

The preparation of the forecasts were made in conformity with generally accepted accounting principles requiring management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenues are recognized as earned as time passes from rights to use assets (rentals) which extend continuously over time based on contractual prices established in advance.

Accounts Receivable

Management of the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Bad Debt Expense

There was no bad debt expense either for 2000 or 1999.

Property and Equipment

Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred.

Depreciation

Depreciation is computed on the straight- line method based on the estimated useful lives of the assets. Depreciation expense was $398,464 and $0 for 2000 and 1999, respectively.

Income Taxes

Income Taxes The Company accounts income taxes in accordance with Financial Accounting standards Board Statement No. 109 "Accounting For Income Taxes" (SFAS No. 109). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.